UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020 (October 20, 2020)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street,
New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market
1.75% Senior Notes due 2023	NDAQ23	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer

On October 20, 2020, Michael Ptasznik announced his retirement as Executive Vice President, Corporate Strategy and Chief Financial Officer of Nasdaq, Inc. (the “Company”), effective as of February 28, 2021 (the “Retirement Date”).

Pursuant to a Retirement Agreement and General Release of Claims entered into between the Company and Mr. Ptasznik in connection with his announced retirement, dated as of October 21, 2020 (the “Retirement Agreement”), effective as of the Retirement Date, Mr. Ptasznik is retiring as Chief Financial Officer of the Company and from any and all other positions with the Company, its subsidiaries and its affiliates. Between October 21, 2020 and the Retirement Date (the “Transition Period”), Mr. Ptasznik has agreed to continue to perform his regular duties as Executive Vice President, Corporate Strategy and Chief Financial Officer. During the Transition Period, he will continue to receive his regular base salary, participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and be paid for all accrued and unused vacation and any unreimbursed business expenses in accordance with Company policy.

The Retirement Agreement provides that Mr. Ptasznik shall receive: (i) a 2020 bonus payment under the Company’s Executive Incentive Plan (the “Bonus Plan”) based upon his performance and 2020 target bonus opportunity of $937,500, paid on or about March 2, 2021, provided that if the Company terminates his employment due to gross misconduct or gross negligence, or he voluntarily resigns before December 31, 2020, he will not be entitled to such bonus payment and (ii) a 2021 bonus payment under the Bonus Plan based upon his target bonus opportunity of $937,500, pro-rated for the period of January 1, 2021 through the Retirement Date and paid on or about March 2, 2021.

In addition, Mr. Ptasznik is entitled to receive the following retirement payments and benefits under the terms of the Retirement Agreement, subject to his execution and non-revocation of the release contained therein: (i) payment of the Company’s share of medical, dental and vision premiums for twelve (12) months after the Retirement Date; (ii) provided that his employment does not terminate prior to February 28, 2021 due to resignation, gross misconduct or gross negligence, (x) the continued vesting and payment of the three-year performance share units (“PSUs”) granted on April 1, 2019 and April 1, 2020, provided that the settlement of such PSUs shall be in accordance with the terms of the applicable award agreement and governing plan document and (y) the vesting of the restricted stock units (“RSUs”) granted on April 1, 2020, with the acceleration of any unvested RSUs within sixty (60) days of the Retirement Date; (iii) financial and tax services for tax years 2020, 2021, 2022 and 2023 and executive physical exams for one year following the Retirement Date and (iv) reimbursement of reasonable and customary expenses to move back to Mr. Ptasznik’s home in Canada of up to $10,000.

The Retirement Agreement also includes a non-competition provision for a period of one year following the Retirement Date, as well as customary provisions regarding non-solicitation and non-disparagement.

The foregoing summary of the material terms of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Appointment of Chief Financial Officer

On October 21, 2020, the Company announced the appointment of Ms. Ann Dennison as Executive Vice President and Chief Financial Officer, effective as of March 1, 2021. Ms. Dennison, age 49, joined the Company in 2015 and has served as Senior Vice President, Controller and principal accounting officer since April 2016. Prior to that, Ms. Dennison served as the Company’s Senior Vice President and Deputy Controller. Before joining the Company, Ms. Dennison was a Managing Director and the Head of Financial Reporting at Goldman Sachs. Ms. Dennison holds a BBA and MBA, Accounting and Finance from Pace University — Lubin School of Business. Ms. Dennison will continue to serve as principal accounting officer of the Company until a successor is announced.

The selection of Ms. Dennison to serve as Executive Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Dennison and any director or executive officer of the Company, and there are no transactions between Ms. Dennison and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her promotion and effective as of the effective date of her appointment, the Management Compensation Committee of the Board of Directors approved (i) an increase in Ms. Dennison’s annual base salary from $450,000 to $550,000, (ii) an increase in Ms. Dennison’s target bonus opportunity from 100% to 136% of her annual base salary, for a target bonus amount of $750,000 and (iii) an increase in Ms. Dennison’s long-term incentive compensation award from $700,000 to $1,200,000, which equity award is expected to be granted on April 1, 2021 pursuant to the Company’s Equity Incentive Plan.

Item 8.01.	Other Events.

On October 21, 2020, Nasdaq issued a press release announcing the retirement of Mr. Ptasznik and the appointment of Ms. Dennison as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated October 21, 2020

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2020	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief
Legal Officer